Exhibit 4.1

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION OF THIS WARRANT OR ANY SUCH SECURITIES MAY BE EFFECTED EXCEPT (i) PURSUANT TO EFFECTIVE REGISTRATION STATEMENTS RELATED THERETO, (ii) PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS, OR (iii) FOLLOWING RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES.

THE TRANSFERABILITY OF THIS WARRANT IS

RESTRICTED AS PROVIDED IN SECTION 3

Warrant No. E-2012-1

Number of Shares of Common Stock: 225,000

AUTHENTIDATE HOLDING CORP.

COMMON STOCK PURCHASE WARRANT

For good and valuable consideration, the receipt of which is hereby acknowledged by AUTHENTIDATE HOLDING CORP., a Delaware corporation (the “Company”), LEGEND SECURITIES, INC. (the “Holder”), is hereby granted the right to purchase, at any time from and after the 1st day of June 2013 (the “Initial Exercise Date”) until 5:00 P.M., New York City time, on December 1, 2017 (the “Warrant Exercise Term”), up to TWO HUNDRED AND TWENTY FIVE THOUSAND (225,000) fully-paid and non-assessable shares of the Company’s Common Stock, $.001 par value per share (“Common Stock”) subject to and in accordance with the vesting provisions set forth below in Section 1.1. This Common Stock Purchase Warrant (the “Warrant”) has been issued as of the 1st day of December, 2012 (the “Issue Date”).

l.	Exercise of Warrant

1.1	Exercise Price, Vesting and Mechanics of Exercise.

(a) During the Warrant Exercise Term, this Warrant shall be exercisable at a per share price of $1.34 (the “Exercise Price”), subject to adjustment as provided in Section 2 hereof, payable by wire transfer or by certified or official bank check in immediately available U.S. funds. Subject to the vesting conditions set forth below, the rights represented by this Warrant may be exercised in whole or in part at any time during the Warrant Exercise Term, upon surrender of the original of this warrant certificate with the annexed Notice of Exercise duly executed, together with payment of the Exercise Price for the shares of Common Stock purchased at the Company’s principal executive offices. Upon the occurrence of all of such events, the registered Holder of the Warrant shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased (the “Warrant Shares”). This Warrant has been issued by the Company pursuant to that certain Investor Relations Agreement (the “Agreement”) between the Company and the original Holder dated December 1, 2012 and is subject to the certain vesting, forfeiture and other provisions as set forth below and in the Agreement. This Warrant may be exercised by the Holder as to the whole or any lesser number of an aggregate of the Warrant Shares covered hereby in accordance with the vesting requirements set forth in Section 1.1(b) of this Warrant.

(b) From and after the Initial Exercise Date, this Warrant may be exercised to purchase Warrant Shares as follows: (i) an aggregate of 56,250 Warrant Shares shall be vested as of the Issue Date and (ii) thereafter, and provided Holder is performing services to the Company pursuant to the Agreement, the remaining Warrant Shares shall vest in three equal quarterly increments of 56,250 Warrant Shares on each of the first three 90-day anniversary dates of the Issue Date. Following the day that is the 270th anniversary date of the Issue Date, this Warrant shall be exercisable for all of the Warrant Shares covered by this Warrant until the expiration of the Warrant Exercise Term or such earlier date as set forth elsewhere in this Warrant.

(c) The purchase rights represented by this Warrant are exercisable at the option of the Holder hereof, in whole or in part (but not as to fractional shares of the Common Stock) during any period in which this Warrant may be exercised as set forth above. In the case of the purchase of less than all the shares of Common Stock purchasable under this Warrant, the Company shall cancel this Warrant upon the surrender thereof and, upon the written request of the Holder, the Company shall execute and deliver a new Warrant of like tenor for the balance of the shares of Common Stock purchasable hereunder.

1.2 Cashless Exercise. Notwithstanding the provisions of Section 1.1 above (requiring payment by immediately available U.S. funds), the Company agrees that, unless otherwise prohibited by applicable law, if at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the Warrant Shares to the Holder or all of the Warrant Shares are not then registered for resale by Holder into the market at market prices from time to time on an effective registration statement for use on a continuous basis (or the prospectus contained therein is not available for use), then Holder shall have the right at such time to exercise this Warrant in full or in part on a cashless basis, computed using the following formula:

X = Y (A - B)

            A

Where:

X = The number of Warrant Shares to be issued to the Holder pursuant to this cashless exercise;

Y = The number of Warrant Shares in respect of which the net issue election is made;

A = The Fair Market Value (as defined below) of one Warrant Share at the time the cashless exercise election is made; and

B = The Exercise Price then in effect at the time of such exercise.

The term “Fair Market Value” shall mean, on any given day: (A) if the class of Warrant Shares is exchange-traded, the average of the closing sales prices per share of the class of Warrant Shares for the ten (10) consecutive trading days ending on the day that is two (2) trading days prior to the applicable date of determination of Fair Market Value; or (B) if the class of Warrant Shares is not listed or admitted to trading on any securities exchange but is regularly traded in any over-the-counter market, then the average of the bid and ask prices per share of the class of Warrant Shares for the ten (10) consecutive trading days ending on the day that is two (2) trading days prior to the applicable date of determination of Fair Market Value; or (C) if the class of Warrant Shares is not traded as described in clauses (A) or (B), then the per share fair market value of the class of Warrant Shares as determined in good faith by the Company’s Board of Directors.

1.3 Delivery of Warrant Shares. Certificates for Warrant Shares purchased hereunder shall be transmitted by the transfer agent of the Company to the Holder by physical delivery to the address specified by the Holder in the Notice of Exercise within three Business Days from the delivery to the Company of the Notice of Exercise, surrender of this Warrant and payment of the aggregate Exercise Price as set forth above. This Warrant shall be deemed to have been exercised on the date on which this Warrant is surrendered and payment of the Exercise Price is received by the Company. The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date on which all of the criteria described in the immediately preceding sentence have occurred, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open. As used in this Warrant, “Business Day” means a day on which banks are open for business in the city of New York.

1.4 Transfer Taxes. The issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder hereof of any Federal and state stamp, original issue or similar taxes which may be payable in respect of the issue of any Warrant Share. Certificates representing Warrant Shares shall be issued in the name of, or in such names as may be directed by, the Holder hereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of such certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

1.5 Covenants by Company. The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon exercise of this Warrant as herein provided, such number of shares of Common Stock as shall then be issuable upon the exercise of this Warrant. The Company covenants that all shares of Common Stock which shall be so issuable shall be duly and validly issued and fully-paid and non-assessable.

2.	Adjustments and Extraordinary Events

2.1 Stock Dividends, Subdivisions, Reclassifications or Combinations. If during the Warrant Exercise Term, the Company shall (A) declare a dividend or make a distribution on its Common Stock in shares of its Common Stock, (B) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (C) combine or reclassify the outstanding Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted. Any adjustment made herein which results in a decrease (or increase) in the Exercise Price shall also effect a proportional increase (or decrease) in the number of shares of Common Stock into which this Warrant is exercisable. Successive adjustments in the Exercise Price shall be made whenever any event specified above shall occur.

2.2 Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case of any change in the Common Stock during the Warrant Exercise Term through merger or consolidation (where the Company is not the surviving entity), reclassification, reorganization, partial or complete liquidation, purchase of all or substantially all the assets of the Company, or other change in the capital structure of the Company, then, as a condition of such change, lawful and adequate provision will be made so that the Holder will have the right thereafter to receive upon the exercise of the Warrant the kind and amount of shares of stock or other securities or property to which he would have been entitled if, immediately prior to such event, he had held the number of Warrant Shares obtainable upon the exercise of the Warrant. In any such case, appropriate adjustment will be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the Holder, to the end that the provisions set forth herein will thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of the Warrant. The Company will not permit any change in its capital structure to occur unless the issuer of the shares of stock or other securities to be received by the Holder of this Warrant, if not the Company, agrees to be bound by and comply with the provisions of this Warrant.

3.	Restrictions on Transfer

(a) The Holder acknowledges that he has been advised by the Company that this Warrant and the Warrant Shares issuable upon exercise thereof (collectively the “Securities”) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), that the Warrant is being issued, and the shares issuable upon exercise of the Warrant will be issued, on the basis of the statutory exemption provided by section 4(2) of the Securities Act relating to transactions by an issuer not involving any public offering, and that the Company’s reliance upon this statutory exemption is based in part upon the representations made by the Holder contained herein. The Holder acknowledges that he has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Securities Act and the rules and regulations thereunder on the transfer of securities. In particular, the Holder agrees that no sale, assignment or transfer of the Securities shall be valid or effective, and the Company shall not be required to give any effect to any such sale, assignment or transfer, unless (i) the sale, assignment or transfer of the Securities is registered under the Securities Act, and the Company has no obligations or intention to so register the Securities except as may otherwise be provided herein, or (ii) the Securities are sold, assigned or transferred in accordance with all the requirements and limitations of Rule 144 under the Securities Act or such sale, assignment, or transfer is otherwise exempt from registration under the Securities Act. The Holder represents and warrants that he has acquired this Warrant and will acquire the Securities for his own account for investment and not with a view to the sale or distribution thereof or the granting of any participation therein, and that he has no present intention of distributing or selling to others any of such interest or granting any participation therein. The Holder acknowledges that the Warrant and Warrant Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or registered or qualified under any applicable state securities or “blue-sky” laws or is exempt from registration and/or qualification. The Holder has no need for liquidity in its investment in the Company, and is able to bear the economic risk of such investment for an indefinite period and to afford a complete loss thereof. The Holder is an “accredited investor” as such term is defined in Rule 501 (the provisions of which are known to the Holder) promulgated under the Act.

The Holder acknowledges that the securities shall bear the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER SUCH ACT OR AN OPINION OF COUNSEL TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION FOR SUCH SALE, OFFER, TRANSFER, HYPOTHECATION OR OTHER ASSIGNMENT IS AVAILABLE UNDER SUCH ACT.”

(b) Disposition of Warrant or Warrant Shares. With respect to any offer, sale or other disposition of this Warrant or any shares of Common Stock acquired pursuant to the exercise of this Warrant prior to registration of such Warrant or shares of Common Stock, the Holder agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with evidence, reasonably satisfactory to the Company (which shall include such representation of the transferee regarding investment intent as the Company may request, to the effect that such offer, sale or other disposition may be effected without registration or qualification under the Act as then in effect or any federal or state securities law then in effect) of this Warrant or such shares of Common Stock and indicating whether or not under the Act certificates for this Warrant or such shares of Common Stock to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with such law. Upon receiving such written notice and reasonably satisfactory evidence, the Company, as promptly as practicable but no later than seven (7) days after receipt of the written notice, shall notify the Holder that the Holder may sell or otherwise dispose of this Warrant or such shares of Common Stock, all in accordance with the terms of the notice delivered to the Company. If the Company determines that the evidence is not reasonably satisfactory to the Company, the Company shall so notify the Holder promptly with details thereof after such determination has been made. Notwithstanding the foregoing, any shares of Common Stock issued upon exercise of this Warrant or such shares of Common Stock may be offered, sold or otherwise disposed of in accordance with Rule 144 under the Act and in compliance with the applicable statutory resale restrictions imposed by applicable securities laws, provided that the Company shall have been furnished with such information as the Company may reasonably request to provide a reasonable assurance that the provisions of Rule 144 and the applicable resale restrictions imposed by the securities laws have been satisfied. Each certificate representing this Warrant or the shares of Common Stock thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless pursuant to an opinion of counsel for the Holder, such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

4.	Piggyback Registration Rights.

4.1 Registration. If at any time during the Exercise Period, the Company shall determine to prepare and file with the Commission a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) relating to either (i) a resale of shares of common stock or other securities of the Company by the selling security holders or, (ii) an underwritten sale of the Company’s securities solely to the extent permitted by the underwriter of the Company’s securities and, subject to existing contractual obligations of the Company, then the Company shall send to each holder of this Warrant (a “Holder”) a written notice of such determination and, if within fifteen (15) days after the date of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Warrant Shares which such Holder requests to be registered, subject to customary underwriter cutbacks applicable to all holders of registration rights. Notwithstanding the foregoing, however, such piggyback registration rights are not applicable to: (x) any registration statement (or amendment thereto) filed by the Company but which has not been declared effective on or before the Issue Date; (y) any registration statement on Form S-3 (or any successor form) filed by the Company for the purpose of effecting offers and sales of securities on a continuous or delayed basis pursuant to Rule 415(a) (ix) or (x) under the Securities Act; or (z) a registration statement on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the stock option or other employee benefit plans. The foregoing registration rights are further subject to the condition that if at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to such Holder and, thereupon, (A) in the case of a determination not to register, shall be relieved of its obligation to register any Warrant Shares in connection with such registration (but not from its obligation to pay expenses in accordance with Section 4.5 hereof), and (B) in the case of a determination to delay registering, shall be permitted to delay registering any Warrant Shares being registered pursuant to this Section 4.1 for the same period as the delay in registering such other securities. Notwithstanding the foregoing, the Company shall not be required to register any Warrant Shares pursuant to this Section 4.1 that are eligible for resale pursuant to Rule 144(b) promulgated under the Securities Act or that are the subject of a then effective registration statement. For the purpose of the foregoing, inclusion of the Warrant Shares by the Holder in a registration statement under a condition that the offer and/or sale of such Warrant Shares not commence until a date not to exceed 90 days from the effective date of such registration statement shall be deemed to be in compliance with this sub-paragraph.

4.2 Exceptions. The Company shall have no obligation to include Warrant Shares of any Holder in a registration statement pursuant to this Section 4, unless and until such Holder (i) in connection with any underwritten offering, agrees to enter into an underwriting agreement, a custody agreement and power of attorney and any other customary documents required in an underwritten offering all in customary form and containing customary provisions and (ii) regardless of whether such registration is in connection with an underwritten offering, shall have furnished the Company with all information and statements about or pertaining to such Holder in such reasonable detail and on such timely basis as is reasonably deemed by the Company to be legally required with respect to the preparation of the registration statement.

4.3 Procedures. The foregoing registration rights shall be contingent on the Holders furnishing the Company with such appropriate information (relating to the intentions of such Holders) as the Company shall reasonably request in writing. Each Holder agrees to furnish to the Company a completed selling security holder questionnaire in such form as is provided by the Company to the Holder not less than two Business Days prior to date on which the Company files the registration statement (the “Filing Date”). The Company shall not be required to include the Warrant Shares of a Holder in a registration statement for any Holder who fails to furnish to the Company a fully completed questionnaire at least two Business Days prior to the Filing Date. The Company may require each selling Holder to furnish to the Company a certified statement as to the number of shares of Common Stock beneficially owned by such Holder and, if required by the Commission, the natural persons thereof that have voting and dispositive control over the Shares. Following the effective date of such registration, the Company shall upon the request of any owner of Warrants and/or Warrant Shares forthwith supply such number of prospectuses meeting the requirements of the Securities Act as shall be requested by such owner to permit such Holder to make a public offering of all Warrant Shares from time to time offered or sold to such Holder, provided that such Holder shall from time to time furnish the Company with such appropriate information (relating to the intentions of such Holder) as the Company shall request in writing. The Company shall also use its best efforts to qualify the Warrant Shares for sale in such states as such Holder shall reasonably designate. The Company may withdraw the registration at any time.

4.4 Indemnity. The Company shall indemnify and hold harmless each such Holder and each underwriter, if any, within the meaning of the Securities Act, who may purchase from or sell for any such Holder any Warrant Shares from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the registration statement or any post-effective amendment thereto or any registration statement under the Securities Act or any prospectus included therein required to be filed or furnished by reason of this Section 4 or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished or required to be furnished in writing to the Company by such Holder or underwriter expressly for use therein, which indemnification shall include each person, if any, who controls any such underwriter within the meaning of the Securities Act; provided, however, that the Company shall not be obliged so to indemnify any such Holder or underwriter or controlling person unless such Holder or underwriter shall at the same time agree to indemnify the Company, its directors, each officer signing the related registration statement and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any prospectus required to be filed or furnished by reason of this Section 4 or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement or omission based upon information furnished in writing to the Company by any such Holder or underwriter expressly for use therein.

4.5. Registration Expenses. The Holder thereof shall pay all transfer taxes, if any, relating to the sale of its shares, any registration fees, underwriting discounts or commissions or the equivalent thereof applicable to the sale of its shares and the fees of his own counsel. Other than as described in the preceding sentence, the Company shall pay all expenses incident to the registration of the Warrant Shares by the Company, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, underwriting discounts, fees and expenses (other than any Holder’s portion of any underwriting discounts or commissions or the equivalent thereof), printing expenses, messenger and delivery expenses, and reasonable fees and expenses of counsel for the Company and the independent certified public accountants and other persons retained by the Company.

5.	Exercise Limitations.

(a) A Holder shall not have the right to exercise any portion of this Warrant to the extent that after giving effect to such issuance after exercise, such Holder (together with such Holder’s affiliates), as set forth on the applicable Notice of Exercise, would beneficially own in excess of 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to such issuance. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by such Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other shares of Common Stock or Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 4, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), it being acknowledged by a Holder that the Company is not representing to such Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and such Holder is solely responsible for any schedules required to be filed in accordance therewith.

(b) To the extent that the limitation contained in this Section 5 applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder) and of which a portion of this Warrant is exercisable shall be in the sole discretion of a Holder, and the submission of a Notice of Exercise shall be deemed to be each Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder) and of which portion of this Warrant is exercisable, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. For purposes of this Section 5, in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent Form 10-Q or Form 10-K, as the case may be, (B) a more recent public announcement by the Company or (C) any other notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two trading days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by such Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The provisions of this Section 5 may be waived by such Holder, at the election of such Holder, upon not less than 61 days’ prior notice to the Company, and the provisions of this Section 5 shall continue to apply until such 61st day (or such later date, as determined by such Holder, as may be specified in such notice of waiver).

6.	Notices; Adjustments.

6.1 All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not, then on the next Business Day; (iii) two (2) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company or to Holder, as applicable, at the respective addresses set forth on the signature page to the Purchase Agreement or at such other address(es) as they may designate, respectively, by ten (10) days advance written notice to the other party hereto.

6.2 Upon the occurrence of any adjustments pursuant to Sections 2.1 and 2.2 hereof, the Company at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment in accordance with the terms hereof and furnish to Holder a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Company shall mail to the Holder, at least ten (10) days prior to the date on which any such record is to be taken for the purpose of such dividend or distribution, a notice specifying such date. In the event of any voluntary dissolution, liquidation or winding up of the Company, the Company shall mail to the Holder, at least ten (10) days prior to the date of the occurrence of any such event, a notice specifying such date. If the approval of any stockholders of the Company shall be required in connection with any transaction contemplated by Section 2.2 above, then, the Company shall cause to be mailed to the Holder at least 10 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating the date on which such transaction is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such transaction; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

7.	Exchange and Replacement of Warrant Certificates.

7.1 Exchanges. This Warrant Certificate is exchangeable without expense, upon the surrender hereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Warrant Shares in such denominations as shall be designated by the Holder thereof at the time of such surrender.

7.2 Loss, Destruction, Etc. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu thereof and any such lost, stolen, destroyed or mutilated warrant shall thereupon become void.

8.	Elimination of Fractional Interests.

The Company shall not be required to issue certificates representing fractions of the shares of Common Stock and shall not be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up or down to the nearest whole number of shares of Common Stock.

9.	Rights of Warrant Holders.

Nothing contained in this Agreement shall be construed as conferring upon the Holder any rights whatsoever as a stockholder of the Company, either at law or in equity, including without limitation, or Holders the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors the right to receive dividends or any other matter.

10.	Miscellaneous.

10.1 Successors and Assigns. All the covenants and agreements made by the Company in this Warrant shall bind its successors and assigns. This Warrant shall be for the sole and exclusive benefit of the Holder and nothing in this Warrant shall be construed to confer upon any person other than the Holder any legal or equitable right, remedy or claim hereunder.

10.2 Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

10.3 No Recourse. No recourse shall be had for any claim based hereon or otherwise in any manner in respect hereof, against any incorporator, stockholder, officer or director, past, present or future, of the Company or of any predecessor corporation, whether by virtue of any constitutional provision or statute or rule of law, or by the enforcement of any assessment or penalty or in any other manner, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

10.4 Waivers and Amendments. No course of dealing between the Company and the Holder hereof shall operate as a waiver of any right of any Holder hereof, and no delay on the part of the Holder in exercising any right hereunder shall so operate. This Warrant may be amended or waived only by a written instrument executed by the Company and the Holder hereof. Any amendment shall be endorsed upon this Warrant, and all future Holders shall be bound thereby.

10.5 Governing Law. The provisions of this Warrant shall in all respects be constructed according to, and the rights and liabilities of the parties hereto shall in all respects be governed by, the laws of the State of New York. This Warrant shall be deemed a contract made under the laws of the State of New York and the validity of this Warrant and all rights and liabilities hereunder shall be determined under the laws of said State.

10.6 Headings. The headings of the Sections of this Warrant are inserted for convenience only and shall not be deemed to constitute a part of this Warrant.

Signature page to Common Stock Purchase Warrant follows.

IN WITNESS WHEREOF, AUTHENTIDATE HOLDING CORP. has caused this Warrant to be executed in its corporate name by its officer, and its seal to be affixed hereto.

Dated: December 1, 2012

AUTHENTIDATE HOLDING CORP.

By:
Name: O’Connell Benjamin Title: Chief Executive Officer
Connell Corporate Center 300 Connell Drive, 5th Floor Berkeley Heights, NJ 07922

NOTICE OF EXERCISE

TO:	AUTHENTIDATE HOLDING CORP.

Connell Corporate Center

300 Connell Drive, 5th Floor

Berkeley Heights, NJ 07922

Attention: Chief Financial Officer

The undersigned hereby elects to purchase, pursuant to the provisions of the Common Stock Warrant issued by Authentidate Holding Corp. as of December __, 2012, and held by the undersigned, the original of which is attached hereto, and (check the applicable box):

☐	Tenders herewith payment of the Exercise Price in the form of cash, via wire transfer of immediately available funds, in the amount of $_____ for _____ shares of Common Stock.

☐	Elects the cashless exercise option pursuant to Section 2(a)(ii) of the Warrant, and accordingly requests delivery of _____ shares of Common Stock, net, pursuant to the following calculation:

X = Y (A-B)/A

(            ) = (_____) [(_____) - (_____)]/(_____)

Where

X = The number of shares of Common Stock to be issued to the Holder pursuant to this cashless exercise;

Y = The number of shares of Common Stock in respect of which the net issue election is made;

A = The Fair Market Value of one share of Common Stock, as calculated per the terms of the Warrant; and

B = The Exercise Price then in effect as of the date of exercise.

Kindly deliver to the undersigned a certificate representing the Shares.

INSTRUCTIONS FOR DELIVERY

Name: ________________________________________________________________________

                                                 (please typewrite or print in block letters)

Address: ______________________________________________________________________

Tax I.D. No. or Social Security No.: ________________________________________________

If such number of shares shall not be all the shares purchasable upon the exercise of the Warrants evidenced by this Warrant, a new warrant certificate for the balance of such Warrants remaining unexercised shall be registered in the name of and delivered to:

Name: ___________________________________________________________

                                 (please typewrite or print in block letters)

Address: __________________________________________________________

Tax I.D. No. or Social Security No.: ____________________________________

Dated: __________________________

Signature _____________________________________

STATE OF _____________)

COUNTY OF ___________) ss:

On this __ day of __________, before me personally came _________, to me known, who being by me duly sworn, did depose and say that he resides at _______________________, that he is the holder of the foregoing instrument and that he executed such instrument and duly acknowledged to me that he executed the same.

Notary Public

[FORM OF ASSIGNMENT]

(To be executed by the registered holder if such holder

desires to transfer the Warrant Certificate.)

FOR VALUE RECEIVED, the undersigned Holder of this Warrant hereby sells, assigns and transfers the foregoing Warrant and all rights evidenced thereby to

Name:
(Please Print)

Address:
(Please Print)

Tax ID No.:

and does hereby irrevocably constitute and appoint ____________________, Attorney, to transfer the within Warrant Certificate on the books of Authentidate Holding Corp., with full power of substitution.

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

Dated:_______________________	Holder:___________________________ ________________

(Print Name)

(Signature)

STATE OF ___________)

COUNTY OF _________) ss:

On this __ day of ________, before me personally came ___________, to me known, who being by me duly sworn, did depose and say that he resides at ____________________, that he is the holder of the foregoing instrument and that he executed such instrument and duly acknowledged to me that he executed the same.

Notary Public

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